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                                                                   EXHIBIT 10(j)

                              FIRST AMENDMENT TO
                         CREDIT AGREEMENT AND WAIVER

        THIS FIRST AMENDMENT ("Amendment") dated as of December 31, 1994, by and among the borrowers listed on Schedule 1 (collectively "Companies") and Comerica Bank, a Michigan banking corporation and NBD Bank (formerly known as NBD Bank, N.A.), a Michigan banking corporation (individually "Bank" and collectively "Banks") and Comerica Bank, as agent for the Banks (in such capacity "Agent").

                                  RECITALS:

        A. Companies, Agent and Banks entered into a Credit Agreement ("Agreement") dated as of March 11, 1994.

        B. Companies and Banks desire to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, the parties agree as follows:

        1.  The definition of "Applicable Additional Margin" set forth in
Section 1.8 of the Agreement is amended to read in its entirety as follows:

                "1.8 'Applicable Additional Margin' shall mean as of any date of determination thereof, (a) one quarter of one percent (1/4%) if as of such date of determination, the Revolving Credit Aggregate
        Commitment is equal to or less than Eight Million Dollars ($8,000,000) or if the aggregate outstanding principal amount of the Advances plus the outstanding amount of Letters of Credit is equal to or greater than Eight Million Dollars ($8,000,000) and less than Nine Million Dollars ($9,000,000), (b) three eighths of one percent (3/8%) if as of such date of determination, the aggregate outstanding principal amount of the Advances plus the outstanding amount of Letters of Credit is equal to or greater than Nine Million Dollars ($9,000,000), and (c) shall mean zero percent (0%) at all other times."

        2. The definition of "Applicable Increase" set forth in Section 1.11 of the Agreement is amended to read in its entirety as follows:

                "1.11 'Applicable Increase' shall for purposes of the provisions of Section 11.4 mean for any given fiscal quarter an amount (rounded to the nearest $1,000) equal to one hundred percent (100%) of Consolidated Net Income for the fiscal quarter ending on such date (but in any event not less than zero)."

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     3.  The definition of "Consolidated Adjusted Net Income" set forth in
Section 1.25 of the Agreement is amended to read in its entirety as follows:

        "1.25   'Consolidated Adjusted Net Income' shall mean as of any date of determination thereof net income from continuing operations of Detrex and its consolidated Subsidiaries for the applicable Measuring Period, determined in accordance with GAAP, as consolidated in accordance with GAAP, less to the extent added in calculating such net income, the amount of any recoveries in environmental reserves (net of applicable taxes) and plus to the extent deducted in calculating such net income, the amount of any deductions related to increases in environmental reserves (net of applicable taxes)."

     4.  The definition of "Consolidated Cash Flow Coverage Ratio" set forth in
Section 1.26 of the Agreement is amended to read in its entirety as follows:

        "1.26 'Consolidated Cash Flow Coverage Ratio' shall mean as of any date of determination thereof, a ratio, the numerator of which is Consolidated Adjusted Net Income for the applicable Measuring Period, plus depreciation and amortization expenses for such period, of Detrex and its consolidated Subsidiaries and the denominator of which is the sum of Capital Expenditures, payments on capital leases and dividends paid or payable during such period, of Detrex and its consolidated Subsidiaries, plus and amount of payments of principal due during such period with respect to long-term indebtedness of Detrex and its consolidated Subsidiaries (excluding balloon payments), plus, to the extent not reflected in the calculation of Consolidated Adjusted Net Income, the amount of any cash expenditures during such period by Detrex and its consolidated Subsidiaries which are deductions from long term or short term environmental reserves, all as determined in accordance with GAAP, as consolidated in accordance with GAAP."

     5. The definition of "Lending Availability" set forth in Section 1.60 of the Agreement is amended to read in its entirety as follows:

        "1.60 'Lending Availability' shall mean as of any date of determination thereof, an amount equal to eighty percent (80%) of Eligible Accounts."

     6. The definition of "Measuring Period" set forth in Section 1.71 of the Agreement is amended to read in its entirety as follows:







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        "1.71   'Measuring Period' shall mean (a) with respect to the
   calculation of the Consolidated Cash Flow Coverage Ratio for the fiscal quarter (i) ending March 31, 1995, the period beginning January 1, 1995 and ending March 31, 1995, (ii) ending June 30, 1995, the period beginning January 1, 1995 and ending June 30, 1995, (iii) ending September 30, 1995, the period beginning January 1, 1995 and ending September 30, 1995, (iv) ending December 31, 1995 and each fiscal quarter thereafter the four immediately preceding fiscal quarters ending on such date, and
   (b) with respect to the calculation of the Consolidated Interest Coverage Ratio the four immediately preceding fiscal quarters ending on the applicable date of determination."

   7. The definition of "Minimum Amount" set forth in Section 1.72 of the Agreement is amended to read in its entirety as follows:

        "1.72   'Minimum Amount' shall mean $17,000,000 plus an amount equal to the Applicable Increase for each fiscal quarter of Detrex ending on or after March 31, 1995."

   8. Section 4.4 of the Agreement is amended to change the words "one and one half percent (1 1/2%)" in the fifth line thereof to "one and five eighths percent (1 5/8%)."

   9. Section 11.1 of the Agreement is amended to read in its entirety as follows:

        "11.1   Leverage Ratio. Permit the Consolidated Leverage Ratio at any
   time to exceed the following amounts during the periods specified below:

   December 31, 1994 through December 30, 1995   2.5 to 1.0
   December 31, 1995 through December 30, 1996   2.25 to 1.0
   December 31, 1996 and thereafter              2.20 to 1.0"

   10. Section 11.2 of the Agreement is amended to read in its entirety as follows:

        "11.2   Cash Flow Coverage Ratio. Permit the Consolidated Cash Flow
   Coverage Ratio at any time to be less than the amounts specified below during the periods specified below:

   January 1, 1995 through December 31, 1995     .50 to 1.0
   January 1, 1996 through December 31, 1996     .65 to 1.0
   January 1, 1997 and thereafter                .85 to 1.0"


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        11.     Section 11.3 is amended to read in its entirety as follows:

                "11.3   Current Ratio. Permit the ratio of Consolidated
        Current Assets to Consolidated Current Liabilities at any time to be less than 1.25 to 1.0 through December 31, 1995 and thereafter, to be less than 1.35 to 1.0. For purposes of calculation of this ratio, all Indebtedness of Companies to Bank outstanding under the Revolving Credit Notes shall be treated as a part of Consolidated Current Liabilities."

        12. The following subsection (1) is hereby added to Section 12.1 of the Agreement and the period at the end of subsection (k) of Section 12.1 is deleted and a semi-colon substituted therefor:

                "(1)    If Lending Availability is less than $10,000,000 as of
         December 31, 1994 (as determined on the basis of the results of the Agent's collateral audit of Companies as of December 31, 1994 and without regard to any Eligible Inventory)."

        13. The Banks hereby waive any default under the Agreement arising from the failure of Companies to comply with the provisions of Sections 11.1, 11.2, 11.3 and 11.4 of the Agreement for the period ended December 31, 1994 to the extent resulting solely from the addition by the Companies as of December 31, 1994 of $8,500,000 to their environmental reserves. This waiver shall not act as a consent or waiver of any other transaction, act or omission, whether related or unrelated thereto. This waiver shall not extend to or affect any obligation, covenant, agreement or default not expressly waived hereby.

        14. Upon execution of this Amendment, Companies shall pay to the Agent, for pro-rata distribution to the Banks, an amendment fee in the amount of $12,000. The amendment fee is non-refundable. Following receipt thereof, the Agent shall promptly remit to each Bank its pro-rata share of the amendment fee. The Agent shall use diligent good faith efforts to complete the collateral audit before March 10, 1995.

        15. Companies hereby represent and warrant that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the


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continuing representations and warranties of each Company set forth in Sections
9.1 through 9.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of each Company set forth in
Section 9.16 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 10.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

     16. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

     17.  This Amendment shall be effective as of the date first above written.

     IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent                         DETREX CORPORATION


By: /s/ Michael Banks                           By: /s/ Gerald J. Israel
    ---------------------                           -----------------------
    Michael Banks                                   Gerald J. Israel

Its: Vice President                             Its: Vice President-Finance and
                                                     Chief Financial Officer


                                                THE ELCO CORPORATION


                                                By: /s/ Gerald J. Israel
                                                    -----------------------
                                                    Gerald J. Israel

                                                Its: Treasurer



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                                        HARVEL PLASTICS, INC.


                                        By: /s/ Gerald J. Israel
                                            -------------------------
                                            Gerald J. Israel

                                        Its: Director



                                        SEIBERT-OXIDERMO, INC.


                                        By: /s/ Gerald J. Israel
                                            --------------------------
                                            Gerald J. Israel

                                        Its: Treasurer



                                        COMERICA BANK


                                        By: /s/ Michael Banks
                                            --------------------------
                                            Michael Banks

                                        Its: Vice President



                                        NBD BANK


                                        By: /s/ Teresa Kalil Schuster
                                            ---------------------------
                                            Teresa Kalil Schuster

                                        Its: Second Vice President






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                                  SCHEDULE 1


Detrex Corporation

The Elco Corporation

Harvel Plastics, Inc.

Seibert-Oxidermo, Inc.













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                            [Comerica Letterhead]


March 9, 1995


Gerald J. Israel
Vice President of Finance
Detrex Corporation
24901 Northwestern Hwy. #500
Southfield, MI 48075


Dear Jerry:

Comerica Bank, as Agent, has completed its collateral audit of the Companies as of December 31, 1994. We have concluded that the Lending Availability requirement of $10,000,000 as of December 31, 1994 was adequately satisfied. Our determination that an account is an eligible account for purposes of this collateral audit shall not limit Comerica Bank's right to deem the same or similar types of accounts as ineligible for the purposes of subsequent Borrowing Base Reports.

Sincerely,

/s/ Michael Banks
Vice President
Comerica Bank, As Agent
P.O. Box 75000
Detroit, MI 48275-3268


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